UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2011

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Shintaro Asako has resigned from his position as the Chief Financial Officer and Secretary of MediciNova, Inc. (the “Company”), effective January 31, 2011. In connection with his resignation, Mr. Asako and the Company have entered into a Separation Agreement and Release dated February 1, 2011 (the “Separation Agreement”) that, subject to the terms and conditions thereof, provides for the lump sum payment to Mr. Asako of $237,500, which equals the salary that he would have received through November 30, 2011. In addition, through November 30, 2011, the Company will pay the applicable health insurance premiums to continue his medical benefits in the same manner and at the same contribution rate in effect immediately prior to Mr. Asako’s resignation, with the exception that such benefits may be terminated by the Company if and when Mr. Asako obtains substantially similar benefits through other employment. Mr. Asako has agreed to release the Company and certain related parties, including the Company’s officers, directors and employees, from all claims and liabilities under federal and state laws arising prior to the date of Mr. Asako’s resignation and has agreed to forego any bonus to which he may have been entitled for the fiscal year ended December 31, 2010. Under the terms of the Separation Agreement, Mr. Asako has reaffirmed that he will continue to abide by the Proprietary Information and Inventions Agreement, dated July 18, 2005. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with entry into the Separation Agreement, Mr. Asako and the Company terminated Mr. Asako’s employment agreement, dated July 18, 2005.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above for information regarding Mr. Asako’s entrance into the Separation Agreement with the Company. Mr. Asako’s resignation was not in connection with any known disagreement with the Company on any matter.

On the same date, the Board of Directors of the Company appointed Michael Coffee, the Company’s Chief Business Officer, to serve as the Company’s Interim Chief Financial Officer and Secretary, effective immediately upon Mr. Asako’s resignation, until a successor is named.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement dated February 1, 2011, by and between MediciNova, Inc. and Shintaro Asako.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: February 3, 2011	By:	/s/ Yuichi Iwaki
	Name:	Yuichi Iwaki, M.D., Ph.D.
	Title:	President and Chief Executive Officer